MELLON INVESTOR SERVICES
STOCK POWER FORM

FOR VALUE RECEIVED, I/we hereby sell, assign and transfer to (1):	59-3788083
Social Security # or Tax I.D. # of New Owner.

(2)	CarePayment, LLC
	Print/Type all Names & Address of NEW OWNERS, Indicate if joint, trust or custodian account

	5300 Meadows Road, Suite 400

	Lake Oswego	OR	97035
	City	State	Zip Code

Transfer    (3)           18,750,000             certificate shares represented by the enclosed certificate number(s)

(4)            EC 033    , AND/OR (5) _________________________ book-entry shares (including shares held for you in a dividend reinvestment or other plan).

Registered to (6)	AEQUITAS COMMERCIAL FINANCE, LLC

Account number (7)

The undersigned does (do) hereby irrevocably constitute and appoint Mellon Investor Services attorney to
transfer the said stock on the books of	EnergyConnect Group, Inc.	with full power of substitution in
Company Name
the premises.

Signature(s) of Registered Owners: Please sign as name appears on registration.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

(8)	/s/ PATRICIA J. BROWN	Date:	11/15/10
Signature of registered holder or authorized representative
Patricia J. Brown, Sr. Vice President, Finance of Aequitas Capital Management, Inc., Manager of Aequitas Commercial Finance, LLC
		Telephone:	(503) 419-3500
	Signature of Joint Owner		Daytime number

Affix Medallion Signature Guarantee by a financial institution enrolled in an approved Medallion Program pursuant to S.E.C. Rule 17Ad-15.